UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2009

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On August 12, 2009, Janus Capital Group Inc. (“JCG”) issued a press release announcing the expiration of its previously announced tender offer (the “Tender Offer”) for up to $437 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2011, 6.250% Senior Notes due 2012, and 6.700% Senior Notes due 2017, as specified in the offer to purchase dated July 14, 2009 and amended by the press release issued by JCG on July 28, 2009. JCG also announced today that it is increasing the maximum aggregate principal amount of Notes that it will accept for purchase pursuant to the Tender Offer to $444 million. In connection with the increase in the maximum aggregate principal amount of Notes that JCG will accept pursuant to the Tender Offer, JCG also waived the maximum tender condition with respect to the 6.700% Senior Notes due 2017.  The Tender Offer expired at 12:00 midnight, New York City time, on August 11, 2009.  A copy of that press release is being furnished as Exhibit 99.1 to this Current Report, and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

(d)                    Exhibits

99.1

Janus Capital Group Inc. press release announcing the completion of the tender for certain portions of its outstanding senior notes due 2011, 2012 and 2017, an increase in the maximum aggregate principal amount of the Tender Offer and a waiver of the maximum tender condition with respect to the 6.700% Senior Notes due 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: August 12, 2009	By:	/s/ Gregory A. Frost
Executive Vice President and Chief Financial Officer